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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): March 18, 2005

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

               000-50916                                41-1368898
        (Commission File Number)            (I.R.S. Employer Identification No.)

           299 MARKET STREET
           SADDLE BROOK, NJ                               07663
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code: (201) 712-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01         REGULATION FD DISCLOSURE.

In this Form 8-K, the registrant is providing preliminary results for its revenue and earnings for the full fiscal year ending December 31, 2004 and guidance on a preliminary basis for fiscal year 2005. The preliminary 2004 results and the guidance for 2005 will also be provided in a conference call to be held on March 18, 2005, at 10:00 a.m. EST. Details regarding the conference call are included below.

The information in this Form 8-K shall not be deemed "filed" for purposes of
Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Business Outlook
----------------

The following business outlook is based on current expectations. This business outlook contains forward-looking statements regarding the Company, its wholly-owned subsidiary, the Peoples Publishing Group, Inc. ("PPG"), and their markets as defined in section 21E of the Securities Exchange Act of 1934. These "forward looking statements" represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in the forward-looking statements. These risk factors include changes in general economic conditions; local and state levels of educational spending; changes in demand from customers; variations in the mix of products sold; the impact of competitive products and pricing; the Company's ability to respond to rapidly changing technologies; and other factors disclosed below and in other reports filed with the SEC. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in its other reports filed with the Securities and Exchange Commission from time to time that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

Total revenue for 2004 was $32.5 million, an increase of 16.8% from the prior year. Test preparation and assessment revenue was $20.6 million for 2004, an increase of 26.5% from 2003. The growth can be attributed primarily to increased market penetration, the release of new product into existing states, and to a lesser extent, the publication of new product into a new state and the release of Measuring Up e-Path(TM).

College Preparation revenue for 2004 was $11.1 million, an increase of 9.2% from the prior year. The increase is a result of the Company's expanded sales and marketing efforts into the growing private and parochial school markets and the revenue generated from the new distribution agreements with several publishers.

Instruction revenue for 2004 was $811,000, a decrease of 41.3% from the prior year. The Company has shifted its strategic focus away from our Student-at-Risk and Multicultural titles. The Company has no plans at this time to update any backlist titles, and will not seek new title


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development in these two areas. The Company is investing in new instructional products that align with state standards in mathematics, reading, and language arts. The first of these new products was published in the 4th quarter of 2004.

Gross Profit increased from $12.5 million in 2003 to $15.2 million in 2004. The increase in dollars is a result of both increased overall revenue growth and gross profit percent. Gross Profit percentage increased from 45.0% in 2003 to 46.7% in 2004.

Cost of Revenue consists of two components, Direct Costs and Amortization of prepublication costs for proprietary products. Direct Costs consist of (1) product cost, which includes paper, printing, binding, and prepress costs for proprietary products and product purchases for non-proprietary products, (2) author royalties on proprietary products, and (3) warehousing and shipping costs for all products.

Product cost decreased from 37.9% of revenue in 2003 to 34.7% in 2004. The fluctuation is due to revenue product mix, as there continues to be a shift in revenue from the lower margin distributed products to the higher margin proprietary products.

Prepublication costs include one-time expenses associated with developing and producing new or revised proprietary products. For 2004, PPG amortized $3.3 million of prepublication costs as compared to $2.2 million in 2003. In book publishing, prepublication expenditures serve as an important financial indicator of a Company's commitment to new product development. For 2004, prepublication expenditures increased 74.5% and were $8.0 million compared to $4.6 million in 2003.

Operating income for 2004 was $2.4 million, an increase of 16.4% from 2003. Net Income was $1.4 million, an increase of 17.4%.

Earnings per share on a primary basis was $.38, a $.03 improvement over 2003. Earnings per share on a diluted basis was $.34, which is consistent with 2003.

Net cash provided by operating activities for 2004 was $4.8 million. Cash was primarily provided by the predepreciation and amortization profitability of the Company, and an increase in accounts payable, offset primarily by an increase in accounts receivable, inventory and prepaid catalog expenses.

Accounts receivable and accounts payable increased as a result of increased revenues and the costs associated with those revenues. Inventory increased due to expanded product offerings.

Net cash used in investing activities was $8.5 million, consisting primarily of prepublication expenditures of $8.0 million and equipment purchases of $387,000.

Net cash provided by financing activities was $3.3 million, consisting primarily of net borrowings under the Company's line of credit and proceeds from issuance of new capital leases, offset by repayments on long term debt.


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The Company has a $7.0 million financing arrangement with a financial institution. The arrangement includes four separate revolving lines of credit. At December 31, 2004, $3.0 million was outstanding under the arrangement.

The Company anticipates full year 2005 revenue to be in the $41 to $43 million-dollar range. Operating income for 2005 is projected to be between $3.1 to $3.5 million. Operating income as a percent of revenue is expected to increase slightly, to 8%. This positive trend will continue as revenue grows and the product mix continues to shift toward high margin, proprietary product and the fixed component of our costs are fully absorbed. The Company feels that an operating income of 15 to 18% of revenue is achievable over the next 3 to 4 years and that the strong revenue growth will continue to be supported at that level of operating income.

Net income for 2005 is projected to be between $1.8 to $2.1 million. The Company feels that significant growth in this area, both in dollars and as a percent of revenue, is attainable. A net income percentage of 10--12% is attainable over the next 3 to 4 years.

Early indications are that 1st quarter 2005 revenue will be in line with 1st quarter 2004 results. Full year 2005 revenue growth, as per our guidance will occur in the latter part of 2005, due to the cycle of new product launches into existing markets and the introduction of the Company's new product lines into the market. Historically the Company has not been profitable in the 1st quarter. That trend will continue in 2005 as significant expenses relating to new product line launches have been and will continue to be incurred. Historically, the majority of the Company's full year profits occur in the 3rd quarter and we expect this trend to continue in 2005.

Conference Call
---------------

Details for participating in the live conference call or listening to the replay are as follows:

Live Conference Call
--------------------

Friday, March 18, 2005 at 10 a.m. Eastern
US:                        800-261-3417
International:             617-614-3673
Live Audio Webcast:
http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=1028344
--------------------------------------------------------------------

Webcast Replay (available approximately one hour after conference call ends through Saturday, March 18, 2006.)
http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=1028344
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     PEOPLES EDUCATIONAL HOLDINGS, INC.
                                     (Registrant)

                                     By:  /s/ Brian T. Beckwith
                                          --------------------------------------
                                          Name:   Brian T. Beckwith
                                          Title:  President and Chief Executive
                                                  Officer

Date: March 18, 2005




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